                [Keating, Muething & Klekamp, P.L.L. Letterhead]



TIMOTHY B. MATTHEWS
DIRECT DIAL: (513) 579-6595
FACSIMILE: (513) 579-6457
E-MAIL: TMATTHEWS@KMKLAW.COM

                                                                       EXHIBIT 8

                                 October 8, 1999

Board of Directors
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Board of Directors
The Provident Bank
One East Fourth Street
Cincinnati, Ohio 45202

Gentlemen:

         You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the caption "Federal Income Tax Consequences" in the Proxy Statement/ Prospectus filed in the Registration Statement on Form S-4 by Provident Financial Group, Inc. on the date hereof with the Securities and Exchange Commission under the Securities Act of 1993. The Proxy Statement/Prospectus relates to the proposed merger of Fidelity Financial of Ohio, Inc. with and into Provident Financial Group, Inc. and the proposed merger of Centennial Bank with and into The Provident Bank. This opinion is delivered in accordance with Item 601(b)(8) of Regulation S-K under the Securities Act.

         We have reviewed the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.

         Based on the foregoing, it is our opinion that the statements made under the caption "Federal Income Tax Consequences" in the Proxy
Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Board of Directors
October 8, 1999
Page 2

         We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.

                                           Very truly yours,

                                           KEATING, MUETHING & KLEKAMP, P.L.L.



                                           By: /s/ Timothy B. Matthews
                                              ---------------------------------
                                               Timothy B. Matthews